application	Direction VA Individual Flexible Premium Deferred Variable Annuity	1010-V

Ameritas Life Insurance Corp. P.O. Box 81889, Lincoln, NE 68501 / 800-745-1112 / Fax 402-467-7335

Please print clearly in black ink. This form will be photocopied.

1. Owner You will receive all correspondence at this address. If the Owner is a Trust, give Trust Name, Trustee and Trust Date, and submit a copy of the Trust with the application. (SSN refers to Social Security Number. EIN refers to Employer Identification Number.)

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN / EIN	Date of Birth

Address	Date of Trust

City/State/ZIP	Daytime Phone

E-mail Address

Joint Owner (Optional)

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN / EIN	Date of Birth

Address	Relationship to Owner

City/State/ZIP	Daytime Phone

E-mail Address

2. Annuitant Complete only if different from Owner.

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN	Date of Birth

Address	Relationship to Owner

City/State/ZIP	Daytime Phone

E-mail Address

Joint Annuitant (Optional)

Full Name	U.S. Citizen: [ ] Yes [ ] No	Sex: [ ] Male [ ] Female

SSN	Date of Birth

Address	Relationship to Owner

City/State/ZIP	Daytime Phone

E-mail Address

3. Beneficiary If jointly owned, "surviving joint owner" may be named primary beneficiary. If left blank, the beneficiary will be the estate of the owner(s). Unless otherwise indicated, multiple beneficiaries of the same class shall be paid equally to the survivor or survivors. Please provide full names.

Primary
Full Name	Full Name

Relationship to Owner	Relationship to Owner

SSN / EIN	SSN / EIN

Date of Birth or Trust	Date of Birth or Trust

Contingent

Full Name	Full Name

Relationship to Owner	Relationship to Owner

SSN / EIN	SSN / EIN

Date of Birth or Trust	Date of Birth or Trust

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS POLICY ARE NOT GUARANTEED AND WILL FLUCTUATE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

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4. Annuity Plan Type	Please select your new plan type
[ ] Nonqualified	Qualified
	[ ] 408(b) IRA	[ ] 408(p) SIMPLE IRA	[ ] 457 Deferred Comp
	[ ] 408A Roth IRA	[ ] 401(a) Pension/Profit Sharing
	(Regular Contribution)	[ ] 401(k) Profit Sharing	[ ]
[ ] 408(k) SEP-IRA

5. Riders

Step 1 Surrender Charge Options: Chose one.

[ ]	7-Year	[ ]	4-Year Surrender Charge Rider	[ ]	No Surrender Charge Rider
	Default – no cost		Not available with [Placeholder for LWBR Marketing Name], Step-Up Death Benefit Rider, or Enhanced Death Benefit Rider		Not available with [Placeholder for LWBR Marketing Name], Step-Up Death Benefit Rider, or Enhanced Death Benefit Rider

Step 2 A. Optional Living Benefit Rider – [Placeholder for LWBR Marketing Name]

Not available with 4-Year or No Surrender Charge Riders.

Available at issue for ages 50-85. For Joint Spousal, both spouses must be at least age 50.

See Allocation section for permitted investment options.

Please select from either Accumulation Phase OR Withdrawal Phase below.

Accumulation Phase		Withdrawal Phase
[ ] Single Life		Completion of GLWB Election Request Form
[ ] Joint Spousal* (Nonqualified)	—or—	(AG 5226) is also required
[ ] Joint Spousal (IRA, SEP – IRA, SIMPLE IRA, and Roth IRA)		[ ] Single Life
Completion of GLWB Election Request Form		[ ] Joint Spousal* (Nonqualified)
(AG 5226) is also required		[ ] Joint Spousal (IRA, SEP-IRA, SIMPLE IRA, and Roth IRA)

* Spouse must be named Joint Annuitant/Owner and both spouses must be named primary beneficiary.

B. Optional Death Benefit Riders

Accumulation Phase
[ ] Step-Up Death Benefit Rider
Not available if over age 75 Not available with Return of Premium Death Benefit Rider, 4-Year or No Surrender Charge Riders
[ ] Return of Premium Death Benefit Rider
Not available with Step-Up Death Benefit Rider
[ ] Enhanced Death Benefit Rider
Not available if over age 75 Not available with 4-Year or No Surrender Charge Riders

C. Other Optional Riders

[ ] Minimum Premium Rider

6. Initial Premium

IMPORTANT! All premium checks must be made payable to Ameritas Life Insurance Corp.

Do not make check payable to the agent/registered representative or leave the payee blank.

[ ] Check enclosed with this application	$	[ ] Direct Transfer	$
Tax Year for Payment		[ ] Direct Rollover	$
[ ] 1035 Exchange	$	[ ] Participant Rollover	$
		[ ] Roth Conversion	$
		[ ] Total Payment	$

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7. Allocation

Investment Options for [Placeholder for LWBR Marketing Name] Choose one.

[ ] Calvert VP Volatility Managed	[ ] Calvert VP Volatility Managed	[ ] Calvert VP Volatility Managed
Growth Portfolio, Class F	Moderate Growth Portfolio, Class F	Moderate Portfolio, Class F

Individual Investment Options Not available with [Placeholder for LWBR Marketing Name]

Use whole percentages only. Must total 100%. If Dollar Cost Averaging, a portion must be invested in the Money Market Fund or Fixed Account (see prospectus for restrictions) and the Dollar Cost Averaging section of the Optional Investment Strategies form must be completed.

AB Variable Products Series Fund, Inc.	Dreyfus Investment Portfolios		MFS Variable Insurance Trust II
%	AB VPS Growth and Income Portfolio, %	Dreyfus MidCap Stock Portfolio,	%	MFS ® Blended Research ® Core Equity
	Class B	Service Shares		Portfolio, Service Class
%	AB VPS Real Estate Investment Portfolio, %	Dreyfus Small Cap Stock Index Portfolio,	%	MFS ® Corporate Bond Portfolio,
	Class B	Service Shares		Service Class
American Century Investments	Fidelity ® Variable Insurance Products		%	MFS ® Government Securities Portfolio,
%	American Century VP Income & Growth %	Fidelity ® VIP Contrafund ® Portfolio,		Service Class
	Fund, Class II	Service Class 2	MFS ® Variable Insurance Trust III
American Funds Insurance Series ®	%	Fidelity ® VIP Index 500 Portfolio, Service	%	MFS ® Blended Research ® Small Cap
%	American Funds IS Asset Allocation	Class 2		Equity Portfolio, Service Class
	Fund, Class 2%	Fidelity ® VIP Investment Grade Bond	%	MFS ® Conservative Allocation Portfolio,
%	American Funds IS Blue Chip Income	Portfolio, Service Class 2		Service Class
	And Growth Fund, Class 2%	Fidelity ® VIP Mid Cap Portfolio, Service	%	MFS ® Growth Allocation Portfolio,
%	American Funds IS Global Growth Fund,	Class 2		Service Class
	Class 2%	Fidelity ® VIP Money Market Portfolio,	%	MFS ® Moderate Allocation Portfolio,
%	American Funds IS Growth Fund, Class 2	Service Class 2		Service Class
%	American Funds IS Growth-Income %	Fidelity ® VIP Strategic Income Portfolio,	Neuberger Berman Advisers management Trust
	Fund, Class 2	Service Class 2%		Neuberger Berman AMT Mid Cap
%	American Funds IS International Fund,	Franklin Templeton		Growth Portfolio, Class S
	Class 2	Variable Insurance Products Trust	%	Neuberger Berman AMT Mid Cap
%	American Funds IS Managed Risk %	Franklin Income VIP Fund, Class 2		Intrinsic Value Portfolio, Class S
	Growth Fund, Class P2%	Franklin Mutual Global Discovery VIP	PIMCO Variable Insurance Trust
%	American Funds IS New World Fund ®,	Fund, Class 2%		PIMCO CommodityRealReturn ® Strategy
	Class 2%	Franklin Small Cap Value VIP Fund, Class 2		Portfolio, Advisor Class
Calvert Variable Products, Inc.	%	Templeton Foreign VIP Fund, Class 2%		PIMCO Emerging Markets Bond
%	Calvert VP Volatility Managed Growth %	Templeton Global Bond VIP Fund, Class 2		Precious Metals
	Portfolio, Class F	AIM Variable Insurance Funds	%	PIMCO Emerging Markets Bond
%	Calvert VP Volatility Managed Moderate	(Invesco Variable Insurance Funds)		Portfolio, Advisor Class
	Growth Portfolio, Class F %	Invesco V.I. American Value Fund, Series II	%	PIMCO Low Duration Portfolio,
%	Calvert VP Volatility Managed Moderate %	Invesco V.I. Diversified Dividend Fund,		Advisor Class
	Portfolio, Class F	Series II	%	PIMCO Real Return Portfolio, Advisor Class
Calvert Variable Series, Inc.	%	Invesco V.I. Global Real Estate Fund,	%	PIMCO Short-Term Portfolio, Advisor Class
%	Calvert VP SRI Balanced Portfolio, Class F	Series II	Putnam Variable Trust
Columbia Funds Variable Insurance Trust	Ivy Funds Variable Insurance Portfolios		%	Putnam VT Global Asset Allocation Fund,
%	Columbia Variable Portfolio -%	Ivy Funds VIP Asset Strategy		Class IB
	Strategic Income Fund, Class 2%	Ivy Funds VIP Balanced	%	Putnam VT Global Health Care Fund,
Columbia Funds Variable Series Trust II	%	Ivy Funds VIP Energy		Class IB
%	Columbia Variable Portfolio -%	Ivy Funds VIP Global Growth	T. Rowe Price Equity Series, Inc.
	Emerging Markets Fund, Class 2%	Ivy Funds VIP High Income	%	T. Rowe Price Blue Chip Growth Portfolio-II
%	Columbia Variable Portfolio -%	Ivy Funds VIP International Core Equity	The Universal Institutional Funds, Inc.
	High Yield Bond Fund, Class 2%	Ivy Funds VIP Mid Cap Growth	%	UIF Global Strategist Portfolio, Class II
%	Columbia Variable Portfolio -%	Ivy Funds VIP Science and Technology	Van Eck VIP Trust
	Large Core Quantitative Fund, Class 2%	Ivy Funds VIP Small Cap Value	%	Van Eck VIP Global Gold Fund,
%	Columbia Variable Portfolio -	Janus Aspen Series		Class S Shares
	Mid Cap Value Fund, Class 2%	Janus Flexible Bond Portfolio,	%	Van Eck VIP Global Hard Assets Fund,
%	Columbia Variable Portfolio - Select	Service Shares		Class S Shares
	International Equity Fund, Class 2	MFS ® Variable Insurance Trust	Ameritas Life Insurance Corp.
%	Columbia Variable Portfolio - Select %	MFS ® Growth Series, Service Class	%	Fixed Account
	Smaller-Cap Value Fund, Class 2%	MFS ® New Discovery Series,
Deutsche Variable Series II		Service Class	100% TOTAL
%	Deutsche Alternative Asset Allocation %	MFS ® Utilities Series, Service Class	Whole percentages only; must total 100%
VIP, Class B

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8. Additional Information

9. Telephone/Electronic Transfer Authorization If no election is made, the default will be "No.'

I hereby authorize and direct Ameritas Life Insurance Corp. (Ameritas Life) to make allowable transfers of funds or reallocation of premiums among available subaccounts based upon instructions received by telephone or other electronic medium from: a) myself, as Owner; b) my Agent/Registered Representative; and c) the person(s) named below. Ameritas Life will not be liable for following instructions communicated by telephone or other electronic medium that it reasonably believes to be genuine. Ameritas Life will employ reasonable procedures, including requiring the policy number to be stated, recording all instructions received by telephone, and mailing written confirmations. If Ameritas Life does not employ reasonable procedures to confirm that instructions communicated are genuine, Ameritas Life may be liable for any losses due to unauthorized or fraudulent instructions.

If no election is made, the default will be "No.'

a.	Do you elect to have telephone/electronic transfer authorization?	[ ] Yes [ ] No

b.	Do you allow your Registered Representative to have telephone/electronic transfer authorization?	[ ] Yes [ ] No

c.	Provide the following information for additional person(s) you wish to have telephone/electronic transfer authorization:

Name	SSN

Address

(This is not to be used for Fee Advisor authorization.)

I understand: a) all telephone transactions will be recorded; and b) this authorization will remain in force until the authorization is revoked by either Ameritas Life or me. The revocation is effective when received in writing or by telephone by the other party.

10. Electronic Delivery Authorization If no election is made, the default will be "No.".

Do you consent to electronic delivery of documents?	[ ] Yes [ ] No

Electronic delivery will include: fund prospectus; semi-annual fund report; annual fund report; quarterly policy reports; and additional documents as they become available in the future.

My e-mail address is:

I (We) will notify Ameritas Life of any new e-mail address. I (We) understand that if consent for electronic delivery is given, but a legible e-mail address is not provided in this section, electronic delivery will not be initiated.

When documents are ready to be viewed electronically, you will receive an e-mail notification with a link to view the materials on our website.

Enrollment in this electronic delivery service requires that you have a personal computer with appropriate browser software, e-mail software, as well as communications access to the internet. While Ameritas Life provides such internet delivery free of charge, the size of the documents may be large. It is possible you could be charged by an Internet Service Provider or other party to receive or download such a document via the internet. Some files are available in .pdf format requiring the use of Adobe Acrobat Reader software which is available on our website at no charge.

11. Replacement Information

a.	Do you have any existing life insurance policies or annuity contracts with us or any other company?	[ ] Yes [ ] No

If yes, complete Replacement Notice if required by state law.

b.	Will this annuity replace any existing life insurance policies or annuity contracts you have in force with us or any other company?	[ ] Yes [ ] No

12. Fraud Notice

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

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13. Acknowledgment

a.	I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete, and true.
b.	I (We) certify that the Social Security Number(s) or Employer Identification Number(s) shown above is (are) correct.
c.	The Maturity Date is the later of three policy years or age 95 unless otherwise requested.
d.	I (We) have been given a current prospectus for this variable annuity which explains insurance-related charges and includes summary descriptions of the underlying investment options.
e.	If purchasing this policy for use in a tax-qualified plan, I acknowledge that I have been informed of and understand that a tax-deferred accrual feature is provided through my tax-qualified plan and this annuity does not provide any additional tax-deferred benefit. In addition, I am also acknowledging that I am purchasing this annuity policy for use in a tax-qualified plan because of its features and/or benefits other than tax-deferral (such as the lifetime income option, available death benefit and/or maximum guarantee fees).
f.	I (We) understand that policy values may increase or decrease according to the investment experience of the Separate Account and that the dollar amounts are not guaranteed. I (We) believe this policy is appropriate to meet my (our) investment objectives and anticipated financial needs.

[ ] Check here if you wish to receive a copy of the Statement of Additional Information.

Dated at			On this Date
	(City)	(State)

X	X
Signature of Owner	Signature of Joint Owner (if applicable)

X	X
Signature of Annuitant if other than Owner	Signature of Joint Annuitant If other than Joint Owner (if applicable)

Title of Officer or Trustee	Title of Officer or Trustee

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14. Agent/Registered Representative Statement (Must check appropriate box)

a.	Does the Owner (Applicant) have any existing life insurance policies or annuity contracts with us or any other company?	[ ]	Yes	[ ]	No
If yes, submit with this application a completed Replacement Notice, signed by both you and the Owner (Applicant), if required by State Law.
b.	Do you have any knowledge or reason to believe that replacement of existing life insurance policies or annuity contracts may be involved? [ ] Yes [ ] No
c.	Did you see the Owner (Applicant) at the time of application completion? [ ] Yes [ ] No

If yes, you must positively identify the Owner with an unexpired government-issued picture form of identification (ID). Examples of acceptable forms are: Driver’s License, Passport, Military ID, Green Card. You must provide the following information:

Form of ID used for Owner	ID #	Expiration Date

Form of ID used for Joint Owner (if applicable)	ID #	Expiration Date

If no, you must submit a copy of an unexpired government-issued picture form of ID with this application.

What was or will be the source of funds used to apply for the policy?

[ ] Checking Account [ ] Savings Account [ ] Proceeds from Investments [ ] Inheritance [ ] Other

I certify that: 1) the information provided by the Owner (Applicant) has been accurately recorded; 2) a current prospectus and all supplements were delivered; and 3) I have reasonable grounds to recommend the purchase of the policy as suitable for the Owner (Applicant).

X
Signature of Agent/Registered Representative		Date

/
Name of Agent/Registered Representative (please print)	Agent/RR Code / Percentage	Agency or Broker/Dealer

Signature of Agent/Registered Representative		Date

/
Name of Agent/Registered Representative (please print)	Agent/RR Code / Percentage	Agency or Broker/Dealer

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